                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                                  April 17, 1997
                 --------------------------------------------



                         SYLVAN LEARNING SYSTEMS, INC..
        --------------------------------------------------------------
             (Exact name of registrant as specified in its charter)




        Maryland                       0-22844                   52-1492296
     ----------------              ---------------           -----------------
   (State of Incorporation)    (Commission File Number)       (IRS Employer
                                                             Identification No.)



                             1000 Lancaster Street
                                  Baltimore, Maryland 21202
             -----------------------------------------------------
             (Address of principal executive offices)   (Zip Code)



                                 (410) 843-8000
                          ---------------------------
                        (Registrant's telephone number)
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ITEM 5.   OTHER EVENTS.

     As previously disclosed, on April 17, 1997, Sylvan Learning Systems, Inc. ("Sylvan") executed a definitive agreement to acquire I-R, Inc. and Independent Child Study Temas, Inc. (collectively, "Educational Inroads") in separate stock for stock transactions, each to be accounted for as a pooling of interests. Educational Inroads provides remedial and special education services to public and non-public school systems, with current contracts in New Jersey, Maryland, Louisiana, Washington, D.C. and other school districts. Its programs are funded by a variety of Federal and state sources. Sylvan believes the acquisition of Educational Inroads will provide Sylvan's Contract Educational Services division with the critical mass needed for strong long-term growth in the public and non-public school market in addition to providing expertise in special education, bolstering Sylvan's capability to serve a wide rance of educational needs. Sylvan has provided educational services under contract to school districts since 1993. Currently, Sylvan serves more than 22,000 students in 18 school districts across the United States.

     Educational Inroads, which is privately held, had 1996 revenues of approximately $24 million. Sylvan will issue an aggregate of approximately 1.4 million shares of Common Stock to acquire 100% of the stock of Educational Inroads. Dr. Harold Scholl, who together with Anthony O'Donnell, currently owns Educational Indroads, will continue as Executive Vice President-Program Development of Sylvan's Contract Services division, reporting to divisional President, Paula Singer. Mr. O'Donnell will serve as a consultant to Sylvan in selected school districts. The acquisition is expected to be consummated at or about the end of May 1997, and Sylvan expects the acquisition to be accretive to its 1997 earnings. Sylvan's acquisition of Education Inroads, which had been under consideration by Sylvan for approximately two years, is unrelated to Sylvan's pending acquisition of National Education Corporation.

     Some statements in this report may be considered forward-looking statements and, as such, involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: trends in the education services market; competitive pressures; or changes in relationships with school districts. Other factors may include risk factors that may have been disclosed from time to time in documents filed with U.S. Securities and Exchange Commission by Sylvan.

Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     Financial Statements and Pro Forma Financial Information are not required to be filed in connection with Sylvan's acquisition of Educational Inroads.

     (c)  Exhibits.
          ---------

          2.1  Agreement and Plan of Reorganization.

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                                   SIGNATURES
                                   ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  April 30, 1997        SYLVAN LEARNING SYSTEMS, INC.



                             By:/s/ B. Lee McGee
                                -----------------------------------
                                 B. Lee McGee, Senior Vice President
                                    and Chief Financial Officer

                                      -2-
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                                 EXHIBIT INDEX



          2.1  Agreement and Plan of Reorganization

                                      -3-